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                                                                 EXHIBIT 10(t)

                                AMENDMENT TO THE

                    TRW SUPPLEMENTARY RETIREMENT INCOME PLAN

               (As Amended and Restated Effective August 1, 1996)


The TRW Supplementary Retirement Income Plan is hereby amended, effective as of January 1, 1997, as follows:

         FIRST:  Section 4. a. is hereby amended to provide as follows:

                           a. No benefit is payable from the SRIP, even if the
                  participant has terminated his or her employment, unless a participant has five years of vesting service as defined under the d.b. plan and has attained age fifty-five, provided, however, a benefit will be payable from the SRIP prior to the participant's attainment of age fifty-five if the participant terminates his or her employment in connection with a special voluntary early retirement program offered under the d.b. plan, the terms of which provide for eligibility prior to age fifty-five.

In all other respects, the TRW Supplementary Retirement Income Plan is ratified and confirmed.